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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MEDTRONIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

July 22, 2002

Dear Shareholder:

        You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Thursday, August 29, 2002, at 10:30 a.m. (Central Daylight Time) at Medtronic's World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.

        The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

        We invite you to join us beginning at 9:30 a.m. to view Medtronic's interactive product displays. Product specialists will be available to answer your questions before and after the meeting.

        Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the meeting in person, you may vote your shares by internet or telephone as described in the following materials or by completing and signing the proxy card and promptly returning it in the envelope provided.

        We look forward to seeing you at the meeting.

Sincerely,

Arthur D. Collins, Jr.
Chairman of the Board and Chief Executive Officer

When Life Depends on Medical Technology

VOTING METHODS

        If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you may vote your shares through the internet, by telephone or by mail. You may also revoke your proxy at any time before the Annual Meeting. Please help us save administrative and postage costs by voting through the internet or by telephone. Each method is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on August 28, 2002 and will ensure that your vote is confirmed and counted immediately. To vote:

BY INTERNET

  •    Go to the web site at www.proxyvote.com, 24 hours a day, seven days a week.

  •    Enter the control number and Personal Identification Number (PIN) (if required) as shown on your proxy card or electronic notification.

  •    Complete the electronic ballot and submit your voting instructions.

BY TELEPHONE

  •    From a touch-tone telephone, call the toll-free number printed on your proxy card or electronic notification, 24 hours a day, seven days a week.

  •    Enter the control number shown on your proxy card or electronic notification.

  •    Follow the simple recorded instructions.

BY MAIL

  •    Mark your selections on the proxy card.

  •    Date and sign your name exactly as it appears on your proxy card.

  •    Mail the proxy card in the enclosed postage-paid envelope.

  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

  E-DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

           Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will save Medtronic the costs of printing and mailing them. Whether you hold shares registered directly in your name ("registered shareholders"), through a Medtronic stock plan, or through a broker or bank ("street name shareholders"), you can enroll at the website www.medtronic.com by following these easy steps:

          •    Click on investor information under About Medtronic
          •    Click on   consent for electronic delivery of proxy materials
          •    Follow the prompts to submit your electronic consent

  Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year's proxy materials at www.medtronic.com/annualmeeting/.

MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 29, 2002.
PLACE	Medtronic World Headquarters 710 Medtronic Parkway Minneapolis (Fridley), Minnesota 55432
ITEMS OF BUSINESS	1.	To elect four Class I directors for three-year terms.
	2.	To approve the appointment of PricewaterhouseCoopers LLP as Medtronic's independent auditors.
	3.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 5, 2002.
VOTING BY PROXY
If you cannot attend the Annual Meeting, you may vote your shares over the internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described in the Questions and Answers section on page 1, and on the proxy card provided to you.
ANNUAL REPORT	Medtronic's 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

                      By Order of the Board of Directors,

                      David J. Scott
                      Secretary

                      This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about July 22, 2002.

i

YOUR VOTE IS IMPORTANT

  If you are a shareholder of record, hold shares through a Medtronic stock benefit plan, or through a broker or bank, you can vote your shares via the internet or by telephone by following the instructions on your proxy card or electronic notification. If voting by mail, please complete, date and sign your proxy card and return it as soon as possible in the enclosed envelope.

ii

710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

PROXY STATEMENT
Annual Meeting of Shareholders
August 29, 2002

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. ("Medtronic") of proxies to be voted at Medtronic's Annual Meeting of Shareholders to be held on August 29, 2002, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

        There are two proposals scheduled to be voted on at the meeting:

  •
  Elect four directors.
  •
  Approve the appointment of PricewaterhouseCoopers LLP as Medtronic's auditors.

Who is entitled to vote?

        Shareholders as of the close of business on July 5, 2002 (the "Record Date") may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

  •
  Held directly in your name as "shareholder of record" (also referred to as "registered shareholder").
  •
  Held for you in an account with a broker, bank or other nominee (shares held in "street name"). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares.
  •
  Credited to your account in Medtronic's 401(k) Supplemental Retirement Plan and Employee Stock Ownership Plan.

What constitutes a quorum?

        A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the Annual Meeting. On the Record Date, 1,215,766,120 shares of Medtronic common stock were outstanding.

How many votes are required to approve each proposal?

        The election of each director nominee and the other proposal each require the affirmative "FOR" vote of a majority of the shares present at the meeting and entitled to vote.

How are votes counted?

        You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on the other proposal. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. If you abstain from voting on the other proposal, it has the same effect as a vote against the proposal. If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee and "FOR" the other proposal.

What is a broker non-vote?

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares for which there is a broker non-vote are not considered as entitled to vote on the proposal in question. This reduces the number of shares needed to approve the proposal. However, on this year's proposals, brokers are able to use their discretionary voting authority.

How does the Board recommend that I vote?

        Medtronic's Board recommends that you vote your shares "FOR" each of the director nominees and "FOR" the other proposal.

How do I vote my shares without attending the meeting?

        If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In any circumstance, you may vote:

  •
  By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you do not need to return your proxy card.

  •
  By Mail — You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

        Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on August 28, 2002.

How do I vote my shares in person at the meeting?

        If you are a shareholder of record and prefer to vote your shares at the meeting, you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

        Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive.

May I change my vote?

        Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

  •
  Sending a written statement to that effect to the Secretary of Medtronic.

  •
  Voting by internet or telephone at a later time.

  •
  Submitting a properly signed proxy card with a later date.

  •
  Voting in person at the Annual Meeting.

Can I receive future proxy materials electronically?

        Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan, you may receive future proxy statements and annual reports online. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you hold shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. See the inside front cover of this proxy statement for easy instructions on how to sign up for electronic delivery.

        If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.

What are the costs and benefits of electronic delivery?

        There is no cost for electronic delivery. You may incur the usual expenses associated with internet access, such as telephone charges or charges from your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer, and makes it convenient to vote your shares online.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

        The Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Shirley Ann Jackson, Ph.D., Denise M. O'Leary, Jean-Pierre Rosso and Jack W. Schuler are the Class I directors whose terms expire at this Annual Meeting and who have been nominated for re-election to the Board to serve until the 2005 annual meeting or until their successors are elected and qualified. All of the nominees are currently directors and Messrs. Rosso and Schuler were elected to the Board of Directors by the shareholders.

        All of the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

        After many years of dedicated service, Mr. William W. George completed his tenure as Chairman of the Board in April 2002 and Dr. Glen Nelson retired as Vice Chairman and a Board member in March 2002. With the retirement of these directors, the Board now has 11 members.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2005 (CLASS I):

SHIRLEY ANN JACKSON, Ph.D. President of Rensselaer Polytechnic Institute	Director since 2002 age 55

Dr. Jackson has been President of Rensselaer Polytechnic Institute since July 1999. She was Chair of the U.S. Nuclear Regulatory Commission from July 1995 to June 1999; Professor of Physics at Rutgers University from 1991 to 1995; Research Physicist for AT&T Bell Laboratories from 1976 to 1991. She has been elected to the National Academy of Engineering and is a Fellow of the American Academy of Arts and Sciences and of the American Physical Society. She is a trustee of the Brookings Institution and a Life Member of the M.I.T. Board of Trustees. Dr. Jackson is also a director of FedEx Corporation, AT&T Corporation, Marathon Oil Corporation, U.S. Steel Corporation, KeyCorp, Public Service Enterprise Group, Sealed Air Corporation, Albany Molecular Research, Inc. and Electricity Innovation Institute (E2I).
DENISE M. O'LEARY Private Venture Capital Investor	Director since 2000 age 45

Ms. O'Leary is a private venture capital investor in a variety of early stage companies. She was with Menlo Ventures, a venture capital investment company, from 1983 to 1996 and served as a General Partner from 1987 to 1996. Ms. O'Leary is also a director of America West Holdings Corporation and Del Monte Foods Company, and a member of the Stanford University Board of Trustees, Chair of the Stanford Board Committee for the Stanford Medical Center and Chair of the Board of Directors of Stanford Hospitals and Clinics.
JEAN-PIERRE ROSSO Chairman of CNH Global N.V.	Director since 1998 age 62

Mr. Rosso has been Chairman of CNH Global N.V. (agricultural and construction equipment) since November 1999; was Chairman and Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; Chairman and Chief Executive Officer of Case Corporation (agricultural and construction equipment) from March 1996 to November 1999; President and Chief Executive Officer of Case Corporation from April 1994 to March 1996. He was President of the Home & Building Control Business of Honeywell, Inc. from 1992 to 1994; President of European operations of Honeywell, Inc. from 1987 through 1991. He is also a director of ADC Telecommunications, Inc. and Credit Lyonnais.
JACK W. SCHULER Chairman of the Board of Stericycle, Inc. and Ventana Medical Systems, Inc.	Director since 1990 age 61

Mr. Schuler has been Chairman of the Board of Stericycle, Inc. (medical waste treatment and recycling) since March 1990 and Chairman of the Board of Ventana Medical Systems, Inc. (immunohistochemistry diagnostic systems) since November 1995; was President and Chief Operating Officer of Abbott Laboratories (health care products) from January 1987 to August 1989; a director of that company from April 1985 to August 1989 and Executive Vice President from 1985 to 1987. He is also a director of Chiron Corporation.
THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003 (CLASS II):
MICHAEL R. BONSIGNORE Retired Chairman and Chief Executive Officer Honeywell International, Inc.	Director since 1999 age 61

Mr. Bonsignore has been the Retired Chairman and Chief Executive Officer of Honeywell International, Inc. (diversified technology and manufacturing company) since July 2001; Chairman of the Board of Honeywell International, Inc. from April 2000 to July 2001; Chief Executive Officer of Honeywell International from December 1999 to July 2001; Chairman of the Board and Chief Executive Officer of Honeywell, Inc. from April 1993 to December 1999; Executive Vice President and Chief Operating Officer of the International and Home & Building Control Business of Honeywell, Inc. from 1990 to 1993; President of Honeywell's International business from 1987 to 1990; and President of Honeywell Europe from 1983 to 1987. Mr. Bonsignore is a member of various advisory boards and committees including the New Perspectives Fund Advisory Board.
BERNADINE P. HEALY, M.D. Retired President and Chief Executive Officer of the American Red Cross	Director since 1993 (and 1987-1991) age 57

Dr. Healy has been an independent consultant since July 2001; President and Chief Executive Officer of the American Red Cross from September 1999 to December 2001; Dean, College of Medicine and Public Health, and Professor of Medicine, The Ohio State University, from October 1995 to September 1999; Physician and Science Policy Advisor, The Cleveland Clinic Foundation (nonprofit medical research organization), from July 1993 to May 1995; Director of the National Institutes of Health from April 1991 to June 1993; Chairman of the Research Institute of The Cleveland Clinic Foundation from November 1985 to April 1991; President, the American Heart Association, National Center, from 1988 to 1989; Deputy Director of Office of Science and Technology Policy, Executive Office of the United States President, from 1984 to 1985; Professor of Medicine, The Johns Hopkins University School of Medicine from 1977 to 1984. She is also a trustee of Battelle Memorial Institutes and a director of MBNA Corporation, Invacare Corporation and Ashland Inc.
GORDON M. SPRENGER Retired President and Chief Executive Officer of Allina Health System	Director since 1991 age 65

Mr. Sprenger was President and Chief Executive Officer of Allina Health System (health care delivery) from June 1999 to October 2001; Chief Executive Officer of Allina Health System from April 1999 to June 1999; Executive Officer of Allina Health System from July 1994 to April 1999; Chief Executive Officer and director of HealthSpan Health Systems Corporation (health care delivery) from 1992 to 1994; President and Chief Executive Officer of LifeSpan, Inc. (health care delivery) from 1982 to 1992; and Chief Executive Officer of Abbott-Northwestern Hospital from 1982 to 1992. He is also a director of The St. Paul Companies, Inc. and Past Chair of the Board of the American Hospital Association.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 (CLASS III):
WILLIAM R. BRODY, M.D., Ph.D. President of The Johns Hopkins University	Director since 1998 age 58

Dr. Brody has been President of The Johns Hopkins University since September 1996; Provost of the University of Minnesota Academic Health Center from September 1994 to May 1996; Martin Donner Professor and Director of the Department of Radiology at The Johns Hopkins University School of Medicine from 1987 to 1994. He is also a director of AEGON, USA, a division of AEGON, N.V., Avistar Communications, Inc., and Mercantile Bankshares Corporation.
PAUL W. CHELLGREN Chairman of the Board and Chief Executive Officer of Ashland Inc.	Director since 1997 age 59

Mr. Chellgren has been Chairman of the Board and Chief Executive Officer of Ashland Inc. (energy company) since January 1997 and Chief Executive Officer since October 1996; and President and Chief Operating Officer of Ashland Inc. from January 1992 to September 1996. He is also a director of The PNC Financial Services Group, Inc.
ARTHUR D. COLLINS, JR. Chairman of the Board and Chief Executive Officer of Medtronic, Inc.	Director since 1994 age 54

Mr. Collins has been Chairman of the Board and Chief Executive Officer of Medtronic since April 2002; President and Chief Executive Officer from May 2001 to April 2002; President and Chief Operating Officer from August 1996 to April 2001; Chief Operating Officer from January 1994 to August 1996; and Executive Vice President of the Company and President of Medtronic International from June 1992 to January 1994. He was Corporate Vice President of Abbott Laboratories (health care products) from October 1989 to May 1992 and Divisional Vice President of that company from May 1984 to October 1989. He is also a director of U.S. Bancorp and Cargill, Inc., and a member of the Board of Overseers of The Wharton School at the University of Pennsylvania.
ANTONIO M. GOTTO, JR., M.D., D. Phil. Dean of Weill Medical College and Provost for Medical Affairs, Cornell University	Director since 1992 age 66

Dr. Gotto has been Dean of the Weill Medical College of Cornell University and Provost for Medical Affairs, Cornell University, since January 1997. He was Chairman and Professor of the Department of Medicine at Baylor College of Medicine and Methodist Hospital from 1977 through 1996 and former J. S. Abercrombie Chair, Atherosclerosis and Lipoprotein Research from 1976 to 1996. He is Past President, International Atherosclerosis Society, Past President, American Heart Association, a member of the National Institute of Medicine of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences.

Committees of the Board and Meetings

        The Board has five committees with the principal functions described below.

Audit Committee

  •
  Oversees the integrity of Medtronic's financial reporting

  •
  Reviews accounting and audit principles and practices and adequacy of compliance assurance procedures and internal controls

  •
  Recommends to the Board the firm to be appointed as Medtronic's independent auditors

  •
  Reviews scope of annual audit and internal audit program

  •
  Reviews non-audit services performed by auditors to maintain auditors' independence

  •
  Meets independently with management, internal audit and independent auditors

Compensation Committee

  •
  Evaluates executive compensation philosophy

  •
  Establishes executive compensation policies and guiding principles

  •
  Establishes the compensation of the Chairman/CEO and other top five proxy executives

  •
  Evaluates the design of compensation and benefit programs

  •
  Reviews all components of compensation for outside directors

Corporate Governance Committee

  •
  Addresses all matters of corporate governance

  •
  Evaluates qualifications and candidates for positions on the Board

  •
  Evaluates the performance of the chief executive officer and the Board

  •
  Reviews succession plans and senior management performance

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  Maintains a Nominating Subcommittee which recommends to the full Committee criteria for selecting new directors, nominees for Board membership and the positions of Chairman, Chief Executive Officer and Chair of the Corporate Governance Committee, and whether a director should be invited to stand for re-election. The Subcommittee is comprised of the Chair of the Corporate Governance Committee plus one director selected from each class of directors.

  This Committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. If you wish to propose a candidate for director, you must contact Medtronic's Corporate Secretary in writing. See page 22 of this Proxy Statement for requirements regarding the content and timing of such a notice.

Finance Committee

  •
  Reviews and makes recommendations regarding financial policies and performance objectives developed by management, including review of Medtronic's annual and long-range operating plans

  •
  Assists management in evaluating major acquisitions and divestitures from a financial perspective

  •
  Reviews changes in capital structure

  •
  Reviews banking relationships, insurance coverage on assets, tax strategies, and financial performance and related matters pertaining to Medtronic's employee pension and supplemental retirement plans

Technology and Quality Committee

  •
  Reviews policies, practices, processes and quality programs concerning technological and product research

  •
  Reviews quality process matters with Medtronic's chief quality officer

  •
  Reviews efforts and investments in developing new products and businesses

  •
  Evaluates Medtronic's technological education and recognition programs

        The following table summarizes the current membership of the Board and each of its committees, as well as the number of times each met during the fiscal year ended April 26, 2002 ("fiscal 2002"). Beginning in fiscal 2003, the Audit Committee will meet four times a year and the length of the meetings has been increased.

	Board	Audit	Compensation	Corporate Governance	Finance	Technology and Quality
Mr. Bonsignore	X	X	Chair	X*
Dr. Brody	X		X	X*		Chair
Mr. Chellgren	X	Chair	X	X
Mr. Collins	Chair
Dr. Gotto	X			X	X	X
Dr. Healy	X	X		X		X
Dr. Jackson	X			X	X	X
Ms. O'Leary	X	X		X	X
Mr. Rosso	X		X	X*	Chair
Mr. Schuler	X	X	X	Chair*
Mr. Sprenger	X			X	X	X
Number of fiscal 2002 meetings	10	3	3	3	2	2

*Denotes member of Nominating Subcommittee, which met two times in fiscal 2002.

        Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served (held during the period he or she served as a director), except for Mr. Bonsignore, who was unable to attend the June 2001 meetings due to Honeywell's merger discussions with the European authorities, Dr. Healy, who was unable to attend the October 2001 meetings due to American Red Cross business after the 9/11 terrorist attacks, and Dr. Jackson, who was unable to attend the April 2002 meetings due to a pre-existing commitment at the time she joined the Board in January 2002.

Corporate Governance Principles

        In fiscal 1996, the Board of Directors adopted Principles of Corporate Governance (the "Governance Principles"). The Governance Principles charge the Corporate Governance Committee with establishing processes and procedures to ensure effective and responsive governance by the Board of

Directors and include a description of the skills/characteristics and the principal duties of the Chair of the Corporate Governance Committee, a description of the duties of the Chairman of the Board, and a Charter of the Board of Directors intended as a tool to assist directors in fulfilling their responsibilities as Board members. The Governance Principles also provide that:

  •
  At least a majority of the members of the Board must be outside directors, and no more than three directors may be Medtronic employees. Currently only one director is a Medtronic employee.

  •
  The Corporate Governance Committee consists of all the outside directors and is chaired by an outside director.

  •
  The Corporate Governance Committee periodically evaluates the performance of the CEO and the Board as a whole, and its Nominating Subcommittee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.

Director Compensation

        Under the Medtronic, Inc. Outside Director Stock Compensation Plan (the "Director Plan"), non-employee director compensation has three components: an annual retainer, an annual stock option grant and an annual credit of deferred stock units. In addition, all new non-employee directors receive an initial stock option grant.

        The annual retainer for the 2001-2002 plan year (September 1, 2001 through August 31, 2002) is $60,000 for all non-employee directors except the Chair of the Corporate Governance Committee, whose retainer is $70,000. Each director has the choice of taking 100% of the annual retainer in cash or in a stock option. If an option is chosen, the number of shares subject to the option will equal four times the amount of the annual retainer forgone, divided by the fair market value of a share of Medtronic stock on the last day of the plan year (which will also be the exercise price of the option). These options expire on the tenth anniversary of the date of grant. The annual retainer is reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. Beginning with the next plan year, each board committee chair will receive a fee of $6,500, except for the Chair of the Corporate Governance Committee, who will receive a fee of $10,000 with a corresponding reduction in the annual retainer to $60,000. All committee chair fees will be converted to options in lieu of cash in the same manner described above for any director who elects to receive options in lieu of the annual retainer.

        Each non-employee director also receives on the first day of each plan year an annual stock option grant for a number of shares of Medtronic stock equal to the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

        On the last day of each plan year, each non-employee director will be credited with a number of deferred stock units (each representing the right to receive one share of Medtronic stock) equal to one-half of the amount of the annual retainer divided by the average of the fair market value of a share of Medtronic stock for the last 20 trading days during the plan year. Dividends paid on Medtronic stock are credited to a director's stock unit account in the form of additional stock units. The balance in a director's stock unit account will be distributed to the director in the form of shares of Medtronic stock upon resignation or retirement from the Board in a single distribution or, at the director's option, in five equal annual distributions. Beginning with the next plan year the number of deferred units will be based on the full retainer amount.

        On the date he or she first becomes a director, each new non-employee director also receives a one-time initial stock option grant for a number of shares of Medtronic stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic stock on the date of grant (which will also be the exercise price of such option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director.

        All of the non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially appointed by the Board will generally not be entitled to exercise any stock option until the director has been elected to the Board by Medtronic's shareholders.

        In April 2002, Mr. George completed his tenure as Chairman of the Board of Directors of Medtronic. Mr. George was paid a retainer of $500,000 for his services as Chairman in fiscal 2002. In addition, in recognition of his years of service to Medtronic as Chairman and Chief Executive Officer, he is being provided with an office and secretarial support from 2001 through 2007.

        As part of its overall program to promote charitable giving, the Medtronic Foundation matches gifts by Medtronic employees and directors to qualified educational institutions up to $7,000 per fiscal year. In addition, for any individual who became a director prior to July 1, 1998 and has served five or more years, the director may recommend charitable institutions to which Medtronic will make a total contribution of $1 million at the time of the director's death.

Certain Transactions

        Medtronic uses Carlson Wagonlit Travel, which was selected through a competitive bidding process, as its travel agency for Medtronic business. Dr. Glen Nelson, who retired as Vice Chairman and a director of Medtronic in March 2002, is a director of Carlson Companies, Inc., a family-owned business which includes a 50% ownership interest in Carlson Wagonlit Travel. Members of Dr. Nelson's family are owners and officers of Carlson Companies, Inc. Medtronic paid fees totaling approximately $2,250,000 to Carlson Wagonlit Travel for services in fiscal 2002. Management believes that these transactions were on terms no less favorable to Medtronic than if made with unaffiliated third parties.

        Medtronic had arrangements with Carlson Holdings, Inc. and Snowbird Aviation LLC to provide Medtronic with the use of a private aircraft for business purposes. Dr. Glen Nelson indirectly owns a 50% interest in Snowbird Aviation in addition to his being a director of Carlson Holdings, Inc. Medtronic paid fees totaling approximately $293,000 under these arrangements in fiscal 2002. Management believes that these arrangements were on terms no less favorable to Medtronic than if made with unaffiliated third parties. Medtronic has not used their services since fiscal 2002 and the arrangements were terminated effective June 2002.

        In fiscal 2002, the Medtronic Foundation provided a grant of $750,000 to be shared by two academic institutions in Lausanne, Switzerland, where Medtronic's European headquarters are located. The grant supports the creation of a new program integrating business leadership, strategic management of technology and corporate governance. This ongoing program includes a rotating professorship, which will initially be held by Mr. William George, who served as the Company's Chairman of the Board through April 2002. Medtronic, Inc. provided a grant of $250,000 to be shared by the institutions to provide salary, travel and living expenses for the first year of the professorship.

SHARE OWNERSHIP INFORMATION

        5% Owners. As reported in filings with the Securities and Exchange Commission, no shareholder beneficially owned more than 5% of Medtronic's Common Stock as of July 5, 2002.

        Management Shareholdings.    The following table shows the number of shares of Medtronic common stock beneficially owned as of July 5, 2002 by Medtronic's directors, executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(3)(4)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days by Option Exercise
Michael R. Bonsignore	32,312	19,759
William R. Brody, Ph.D., M.D.	41,770	28,471
Paul W. Chellgren	37,374	32,713
Arthur D. Collins, Jr.(1)	2,261,434	1,456,442
Antonio M. Gotto, Jr., M.D., D.Phil.	104,445	56,581
Robert M. Guezuraga	93,075	88,135
Bernadine P. Healy, M.D.	75,538	53,503
Shirley Ann Jackson, Ph.D.	2,449	2,449
Stephen H. Mahle	671,466	398,808
Glen D. Nelson, M.D.(2)	2,859,597	2,138,739
Denise M. O'Leary	10,762	10,101
Jean-Pierre Rosso	25,947	23,151
Robert L. Ryan	1,013,163	975,945
Jack W. Schuler	106,335	57,327
Gordon M. Sprenger	113,025	63,771
Keith E. Williams	191,981	183,448
Directors and executive officers as a group (24 persons)	9,115,737	6,711,524

(1)
Mr. Collins disclaims beneficial ownership of 10,000 shares included in the above table which are held by the Collins Family Foundation, a charitable trust of which he is one of the trustees.
(2)
Dr. Nelson retired in March 2002. He disclaims beneficial ownership of 197,670 shares included in the above table underlying currently exercisable options transferred by Dr. Nelson to members of his immediate family.
(3)
No director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic's directors and executive officers as a group beneficially own approximately 0.75% of the shares outstanding.
(4)
Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days (on or before September 3, 2002).

        Section 16(a) Beneficial Ownership Reporting Compliance.    Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2002 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic's common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for Mr. Ryan who, due to the Company's oversight, did not file a timely report for gifts of stock to a few individuals in January 2001. The report was promptly filed upon discovery of the oversight.

REPORT OF THE COMPENSATION COMMITTEE ON
FISCAL 2002 EXECUTIVE COMPENSATION

Overview

        The Compensation Committee of the Board of Directors (the "Committee") is comprised solely of directors who are not current or former employees of Medtronic. The Committee is responsible for establishing the compensation policies and evaluating the compensation programs for Medtronic's executive officers and other key employees. The Committee engages independent compensation consultants to assist them in this process. In carrying out its duties, the Committee makes all reasonable attempts to comply with the requirements to exempt executive compensation from the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code, unless the Committee determines that such compliance in given circumstances would not be in the best interests of Medtronic and its shareholders.

Compensation Philosophy

        The compensation program for executive officers is designed to:

  •
  Emphasize performance-based compensation.

  •
  Encourage strong financial performance by establishing aggressive goals for target performance and highly leveraged incentive programs.

  •
  Encourage executive stock ownership and alignment with shareholder interests by providing a significant portion of compensation in Medtronic common stock.

        The principal elements of the program consist of base salary, annual incentives and long-term incentives in the form of stock options, performance shares and restricted stock. Medtronic's philosophy is to position the aggregate of these elements at a level which is commensurate with Medtronic's size and performance relative to other leading medical equipment and pharmaceutical companies, as well as a larger group of general industry companies. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information from comparator company proxy statements and survey information from credible general industry surveys.

        Base Salary.    The Committee annually reviews and approves the base salaries of executive officers, taking into consideration individual performance, retention, the level of responsibility, the scope and complexity of the position and competitive practice.

        Annual Incentive Awards.    Executive officers are eligible for annual incentives under the shareholder approved Management Incentive Plan. This is a formula-based plan with awards based on corporate, geographic, and business unit performance. For fiscal 2002, corporate operating performance was assessed against target measures of diluted earnings per share, revenue growth and after-tax return on net assets, with these measures given weights of 50%, 30% and 20%, respectively. Business unit and geographic financial performance was assessed against target measures of earnings before interest and taxes, revenue growth, and controllable asset turnover, with these measures assigned respective weights that vary for each participant. For fiscal 2002, executive officers were eligible for Management Incentive Plan target awards ranging from 35% to 90% of base salary. Final awards can range from 0% to 230% of the target amounts, and a threshold level of performance is required before any payout occurs. For fiscal 2002, the CEO was eligible to receive a target award of 90% of base salary under the Management Incentive Plan. Annual performance was 104% of target and, consequently, the payout for the CEO was 94% of base salary.

        Stock Options.    Stock options are granted annually to executive officers. Target awards are based on pre-established grant guidelines that are calibrated to competitive standards. Individual awards vary based on the individual's responsibilities and performance, ability to impact financial performance and future potential. All grants are made at 100% of fair market value on the grant date.

        Performance Shares.    Senior executives are eligible for grants of performance shares under the Performance Share program. Grants are made annually for overlapping three-year performance periods. Grant targets range from 30% to 50% of base salary. Once a threshold level of performance is attained, final awards can range from 20% to 180% of the target amounts. The 2002-2004 cycle will be based on performance measures of diluted earnings per share (40%), after-tax return on net assets (40%) and revenue growth (20%).

        Performance shares earned for the 2000-2002 cycle were based on diluted earnings per share (40%), after-tax return on net assets (40%) and revenue growth (20%). For the three-year cycle ended in fiscal 2002, Medtronic's cumulative earnings per share performance and average after-tax return on net assets performance were well above target and revenue growth was at target. Consequently, the payout for this cycle for all executive officers, including the CEO, was 127% of the target award.

        The value of the award is based on the average price of Medtronic's common stock for the last 20 trading days of the performance cycle, up to a maximum of three times the price at the date of grant. Half of the award is paid in Medtronic common stock, with the other half paid in cash or Medtronic common stock at the discretion of the Committee. In fiscal 2002, the CEO received a Performance Share grant with a target payout equal to 50% of his base salary. Performance objectives for the 2002-2004 performance cycle are the same for all program participants.

        Stock Option Exchange Program.    To encourage stock ownership by executives, Medtronic offers a program which allows executives to elect to receive stock options in lieu of some or all of the cash compensation under the Management Incentive Plan and the Performance Share program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. Stock options granted to named executives in fiscal 2002 under this program are disclosed in the "Option/SAR Grants in Last Fiscal Year" table on page 16 of this Proxy Statement.

        Adjustments for Acquisitions and Non-Recurring Charges.    In determining award payments with respect to Medtronic's short-term and long-term incentive programs, the Committee has adopted a long-standing practice of excluding from the calculation of performance results certain acquisitions and non-recurring items of income or loss. Consistent with this practice, the performance results for fiscal 2002 may exclude all or a portion of certain acquisitions made during the year, as well as all of the non-recurring charges related to those acquisitions or other matters such as litigation settlements.

        Compensation of Chief Executive Officer.    The CEO's compensation is comprised of base salary, annual incentive and long-term incentives as described above. The CEO received a 15% increase to base salary effective at the beginning of fiscal 2002, upon his appointment to the position of Chief Executive Officer.

Conclusion

        Consistent with its compensation philosophy, the Committee believes the executive officer compensation program provides incentive to attain strong financial performance and is strongly aligned with shareholder interests. The Committee believes that Medtronic's compensation program directs the efforts of Medtronic's executive officers toward the continued achievement of growth and profitability for the benefit of Medtronic's shareholders.

COMPENSATION COMMITTEE:
Michael R. Bonsignore, Chair William R. Brody, M.D., Ph.D. Paul W. Chellgren	Jean-Pierre Rosso Jack W. Schuler

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The graph and table below compare the cumulative total shareholder return on Medtronic's common stock with the cumulative total shareholder return on the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Health Care Equipment Index for the five-year period beginning April 30, 1997. The graph and table assume that $100 was invested on that date in Medtronic's common stock, the S&P 500 Index and the S&P 500 Health Care Equipment Index and that all dividends were reinvested. The Standard & Poor's Health Care Composite Index, which had previously been used for comparison purposes, was discontinued in December 2001.

Comparison of Five-Year Cumulative Total Return Among Medtronic,
S&P 500 Index and S&P 500 Health Care Equipment Index

EXECUTIVE COMPENSATION

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended April 26, 2002, April 27, 2001 and April 30, 2000 awarded to or earned by the Chief Executive Officer, each of the other four most highly compensated executive officers of Medtronic, and Dr. Nelson, who would have been in this group had he not retired before fiscal year end.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options/SARs (#)(2)(5)	LTIP Payouts ($)(5)	All Other Compensation ($)(6)
Arthur D. Collins, Jr. Chairman and Chief Executive Officer	2002 2001 2000	950,000 825,000 760,000	891,936 630,894 647,782	— — —	— — —	326,672 177,812 221,413	304,703 227,109 —	48,390 43,694 43,581
Glen D. Nelson, M.D. Vice Chairman*	2002 2001 2000	537,739 551,339 575,000	465,491 — —	— 7,514 11,862	— — 57,550	143,900 484,916 203,509	— — —	34,917 34,626 36,373
Robert L. Ryan Senior Vice President & Chief Financial Officer	2002 2001 2000	467,250 445,000 420,000	— — —	— — —	— — —	141,193 120,915 120,227	— — —	26,615 25,140 27,947
Stephen H. Mahle Senior Vice President & President, Cardiac Rhythm Management	2002 2001 2000	450,500 425,000 370,000	278,814 147,416 289,988	660 1,626 2,317	— — —	122,682 75,653 85,902	118,726 — —	23,412 24,989 26,517
Robert M. Guezuraga Senior Vice President & President, Cardiac Surgery	2002 2001 2000	357,011 340,011 300,000	255,557 196,134 205,407	— — —	— — —	77,359 25,182 62,675	185,408 — —	19,015 20,687 17,976
Keith E. Williams Senior Vice President & Chief Quality Officer	2002 2001 2000	358,595 320,008 275,000	244,203 207,704 246,758	— — —	— — —	98,062 46,700 80,735	— 95,420 —	22,598 21,264 19,769

* Dr. Nelson retired as Vice Chairman in late March 2002.

(1)
"Salary" column does not include fiscal 2002 salary of $99,711 and fiscal 2001 salary of $58,661 which Dr. Nelson elected to forgo in order to receive stock options granted in lieu of part of his base salary. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(2)
"Bonus" column does not include cash bonus payments that Dr. Nelson and Mr. Ryan elected to forgo in order to receive stock options granted in lieu of all of their cash bonus compensation under the Management Incentive Plan. The cash bonus payments forgone by Dr. Nelson and Mr. Ryan, respectively, were: fiscal 2002, $292,461 by Mr. Ryan; fiscal 2001, $408,169 and $255,225; fiscal 2000, $490,098 and $275,373. These stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(3)
Amounts payable by Medtronic in above-market interest under deferred compensation plan.

(4)
Mr. Collins holds restricted stock units pursuant to a grant made in August 1997. These units will be paid out upon his retirement. As of 4/26/02, Mr. Collins held stock units representing the right to receive 302,894 shares (which reflects crediting of dividends) valued at approximately $13,269,775 (based on the closing stock price of $43.81 per share on 4/26/02).

(5)
"LTIP Payouts" column includes the value of both cash and stock earned upon payment of performance share awards as described in "Other Long-Term Incentive Awards" below. The column does not include the value of cash and/or stock awards that the executives elected to forgo in order to receive stock options granted in lieu of part or all of such compensation. Such amounts forgone by Messrs. Collins, Nelson, Ryan, Mahle and Williams, respectively, for each of the three-year performance cycles ending in the following fiscal years were: fiscal 2002, $304,704, $461,108, $269,461, $118,726, and $176,393; fiscal 2001, $681,327, $687,758, $404,998, $301,178, and $94,520; fiscal 2000, $1,306,972, $1,172,364, $736,901, $449,002, and $331,135. Those stock options are included in the "Securities Underlying Options/SARs" column. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Performance Shares" and "Stock Option Exchange Program" and "Option/SAR Grants in Last Fiscal Year," below.

(6)
Amounts in this column for fiscal 2002 include the following: Medtronic contributed $4,369 to each of the named executive officers in shares of Medtronic stock under the employee stock ownership plan; Medtronic contributed $8,058, to each of Messrs. Collins, Nelson, Ryan, Mahle, and Williams, and $4,881 to Mr. Guezuraga to match employee contributions under the 401(k) supplemental retirement plan; and Medtronic contributed $35,963, $22,490, $14,188, $10,985, $9,765, and $10,171 to Messrs. Collins, Nelson, Ryan, Mahle, Guezuraga and Williams, respectively, toward the right to receive shares of Medtronic stock under the non-qualified supplemental benefit plan.

Option/SAR Grants In Last Fiscal Year

        The following table sets forth for each of the named executives the stock options granted by Medtronic in fiscal 2002 and the potential value of these stock options determined pursuant to Securities and Exchange Commission requirements. No stock appreciation rights were granted to the named executives in fiscal 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options/SARs (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Or Base Price ($/SH)	Expiration Date	0% ($)	5% ($)(6)	10% ($)(6)
Mr. Collins	298,851(1) 27,821(2)	1.7 0.2	43.50 43.81	10/25/11 4/26/12	0 0	8,175,642 766,521	20,718,681 1,942,514
Dr. Nelson	20,921(3) 68,966(1) 11,912(4) 42,101(2)	0.1 0.4 0.1 0.2	47.80 43.50 51.21 43.81	6/28/11 10/25/11 12/31/11 4/26/12	0 0 0 0	628,910 1,886,697 383,634 1,159,961	1,593,780 4,781,261 972,204 2,939,570
Mr. Ryan	20,921(3) 68,966(1) 26,703(5) 24,603(2)	0.1 0.4 0.2 0.1	47.80 43.50 43.81 43.81	6/28/11 10/25/11 4/26/12 4/26/12	0 0 0 0	628,910 1,886,697 735,718 677,859	1,593,780 4,781,261 1,864,453 1,717,827
Mr. Mahle	31,381(3) 80,460(1) 10,841(2)	0.2 0.5 0.1	47.80 43.50 43.81	6/28/11 10/25/11 4/26/12	0 0 0	943,349 2,201,137 298,690	2,390,632 5,578,115 756,939
Mr. Guezuraga	31,381(3) 45,978(1)	0.2 0.3	47.80 43.50	6/28/11 10/25/11	0 0	943,349 1,257,816	2,390,632 3,187,553
Mr. Williams	31,381(3) 50,575(1) 16,106(2)	0.2 0.3 0.1	47.80 43.50 43.81	6/28/11 10/25/11 4/26/12	0 0 0	943,349 1,383,576 443,750	2,390,632 3,506,253 1,124,551

(1)
These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest annually in 25% increments.

(2)
These stock options were granted in lieu of all or part of the cash and/or stock compensation for the fiscal 2000-2002 performance cycle under Medtronic's long-term incentive plan. Because the executives elected to forgo cash compensation to receive the options, which were granted on 4/26/02, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program."

(3)
These stock options granted to the named executive officers have an exercise price equal to the fair market value on the date of grant and vest 50% on the second anniversary, 25% each on the third and fourth anniversary.

(4)
These stock options were granted in lieu of $99,711 of base salary that Dr. Nelson elected to forgo in fiscal 2002. Because Dr. Nelson elected to forgo cash compensation to receive the options, which were granted on 12/31/01, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program."

(5)
These stock options were granted in lieu of the cash compensation for fiscal 2002 under Medtronic's annual incentive plan. Because the executive elected to forgo cash compensation to receive the options, which were granted on 4/26/02, the options were 100% vested at grant. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program."

(6)
The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Medtronic's common stock price.

Aggregated Option/SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option/SAR Values

        The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2002 and the number and value of exercisable and unexercisable stock options and stock appreciation rights held at April 26, 2002.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)
				Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($)(2)
	Shares Acquired on Exercise
Name		Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mr. Collins	357,186	14,345,483	948,322/999,051	$18,418,713/$12,145,310
Dr. Nelson(1)	187,088	7,464,173	1,786,581/352,158	29,150,808/4,079,565
Mr. Ryan	0	0	891,417/250,572	17,126,271/2,484,098
Mr. Mahle	9,632	381,827	336,608/245,557	5,947,424/1,833,712
Mr. Guezuraga	0	0	88,135/149,239	1,415,159/485,760
Mr. Williams	0	0	135,448/178,927	818,034/1,246,971

(1)
Includes exercisable options to purchase an aggregate of 197,670 shares transferred to members of Dr. Nelson's immediate family. Dr. Nelson disclaims beneficial ownership of such options.

(2)
Value of unexercised in-the-money options is determined by multiplying the difference between the exercise price per share and $43.81, the closing price per share on 4/26/02, by the number of shares subject to such options. Amounts include stock options granted on 4/26/02 in lieu of cash compensation for fiscal 2002 under Medtronic's annual incentive plan and cash and/or stock compensation upon payment of performance share awards for the fiscal 2000-2002 performance cycle as described in "Other Long-Term Incentive Awards" below. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Stock Option Exchange Program."

Other Long-Term Incentive Awards

        The following table sets forth the number of performance share units granted to each of the named executives in fiscal 2002 under Medtronic's 1994 Stock Award Plan and the performance-based award formula under such Plan.

Long-Term Incentive Plans — Awards In Last Fiscal Year(1)

			Estimated Future Payouts Under Non-Stock Price Based-Plans
	Number of Shares, Units or Other Rights (#)
		Performance or Other Period Until Maturation or Payout
Name			Threshold (#)	Target (#)	Maximum (#)
Mr. Collins	10,858	4/28/01-4/25/04	2,172	10,858	19,545
Dr. Nelson	3,239	4/28/01-4/25/04	648	3,239	5,831
Mr. Ryan	4,272	4/28/01-4/25/04	855	4,272	7,690
Mr. Mahle	4,119	4/28/01-4/25/04	824	4,119	7,415
Mr. Guezuraga	3,265	4/28/01-4/25/04	653	3,265	5,877
Mr. Williams	3,279	4/28/01-4/25/04	656	3,279	5,903

(1)
Payout of awards is based on achieving specified levels of designated performance objectives during a three-year performance cycle. Payout can range from 0% to 180% of units granted, with 20% and 180% as the threshold and maximum payouts, respectively. Payout of 100% of the units granted represents the target payout. Awards are payable in common stock. The value of an award is determined when it is earned based on the average fair market value per share for the last 20 trading days of the performance cycle. Medtronic offers a program which allows executives to receive stock options in lieu of cash or stock compensation. See "Report of the Compensation Committee on Fiscal 2002 Executive Compensation — Performance Shares" and " — Stock Option Exchange Program," above.

Pension Plan

        Medtronic's pension plan is a defined benefit, tax qualified retirement plan covering most U.S. employees. It generally provides an annual benefit equal to a percentage of the average of the highest five consecutive years of compensation (including certain incentive compensation) in the final ten years of an employee's service, offset by a Social Security allowance as published each year by the Internal Revenue Service. The table below illustrates the annual benefits payable to participants who retire at age 65 with the indicated years of service with Medtronic and with the indicated five-year highest average annual compensation. The benefits have been calculated on a 50% joint and survivor annuity basis. The compensation considered in determining the pensions payable to the below-named executive officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 15.

	Pension Plan Table Years of Service with Medtronic
Five-Year Average Annual Compensation(1)
	15	20	25	30	35
$200,000	$33,426	$44,568	$55,709	$66,851	$77,993
400,000	69,906	93,208	116,509	139,811	163,113
600,000	106,386	141,848	177,309	212,771	248,233
800,000	142,866	190,488	238,109	285,731	333,353
1,000,000	179,346	239,128	298,909	358,691	418,473
1,200,000	215,826	287,768	359,709	431,651	503,593
1,400,000	252,306	336,408	420,509	504,611	589,713
1,600,000	288,786	385,048	481,309	577,571	673,833
1,800,000	325,266	433,688	542,109	650,531	758,953

(1)
Calculated by considering a participant's compensation levels during the ten-year period immediately preceding retirement. The credited years of service (rounded to the nearest whole year) for the executive officers named in the Summary Compensation Table were as follows at April 27, 2002: Mr. Collins, 10 years; Dr. Nelson, 16 years; Mr. Ryan, 9 years; Mr. Mahle, 30 years; Mr. Guezuraga, 3 years and Mr. Williams, 5 years.

        The Internal Revenue Code imposes certain limits on the amount of benefits that may be paid from tax qualified pension plans like Medtronic's plan. Medtronic's non-qualified supplemental benefit plan has been established to restore benefits to executives who may be affected by those limits. The non-qualified supplemental benefit plan provides retirees with supplemental benefits so that, in general, they will receive total benefits equal to the level of benefits that would have been payable under Medtronic's pension plan if the Internal Revenue Code limits had not been in effect and if the executive had not elected to defer compensation under Medtronic's deferred compensation programs. The amounts shown in the pension plan table above include the additional retirement benefits provided under the non-qualified supplemental benefit plan.

Employment and Change in Control Arrangements

        Change in Control Arrangements.    Medtronic's executive officers, including those named in the Summary Compensation Table, have change in control agreements (the "Agreements") with Medtronic. The Agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control," the Agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

        Each Agreement provides that for three years after a "change in control" there will be no adverse change in the executive's salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive's employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the Agreements, and including compensation reductions, demotions, relocation and excess travel) or voluntarily during the 30-day period following the first anniversary of the "change in control," the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination and, except in the event of death or disability, a lump sum severance payment ("Lump Sum Payment") equal to three times (two times in the event of voluntary termination by the executive in the aforementioned 30-day period) the sum of his or her base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare plan benefits for a period of time not exceeding three (or, in certain cases, two) years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change in control, an additional payment ("gross-up") is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no such excise tax had been imposed.

        Generally, and subject to certain exceptions, a "change in control" is deemed to have occurred if: (a) a majority of Medtronic's Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships; (b) another party becomes the beneficial owner of at least 30% of Medtronic's outstanding voting stock; or (c) Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic's assets, or is liquidated or dissolved.

        In addition, similar events also constitute a "change in control" under certain of Medtronic's compensation plans. If a "change in control" of Medtronic occurs, awards under Medtronic's Management Incentive Plan will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. Medtronic's stock award plans and related agreements provide that in the event of a "change in control" of Medtronic, all restrictions under outstanding restricted stock awards will immediately lapse and the restricted stock period with respect to all such shares will be deemed to have expired, and performance share awards will immediately vest and pay out in a pro rata amount based on the portion of the performance period elapsed prior to the "change in control" and on certain assumptions as to the anticipated performance which would have been achieved during the remainder of the performance period.

        Medtronic's stock award plans and related agreements also provide for or permit acceleration of the exercisability of outstanding stock options upon the occurrence of certain events (such as certain tender offers or exchange offers for Medtronic's stock, certain changes in control of Medtronic, a merger or consolidation of Medtronic with another entity, a sale of substantially all of Medtronic's assets or certain plans therefore), or at the discretion of the Board of Directors.

        If a "change in control" occurs, subject to certain limitations, Medtronic's contributions to the employee stock ownership plan for that year will equal the greater of Medtronic's target percentage contribution (currently 2.5% of aggregate covered employee compensation in fiscal 2002) or, if a "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control." If a "change in control" occurs during a plan year, subject to certain limitations, Medtronic's matching contribution to the 401(k) supplemental retirement plan shall equal the greater of Medtronic's target percentage matching contribution (currently 75% of the first 6% of a participant's contribution in fiscal 2002), or if the "change in control" occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the "change in control" and disregarding the effects of the "change in control."

        Other Employment Arrangements.    In April 2002, Mr. George completed his tenure as Chairman of the Board of Directors of Medtronic. Mr. George was paid a retainer of $500,000 for his services as Chairman in fiscal 2002. In addition, in recognition of his years of service to Medtronic as Chairman and Chief Executive Officer, he is being provided with an office and secretarial support from 2001 through 2007.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of Medtronic. The Audit Committee consists of the five members listed below, and each is independent as defined by New York Stock Exchange rules. The Audit Committee has a written charter describing its functions which has been recently amended and approved by the Board and is set forth in Appendix A to the Proxy Statement.

        Medtronic's management is responsible for preparing Medtronic's financial statements and the overall reporting process, including Medtronic's system of internal controls. Medtronic's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has held discussions with management and the independent auditors. Management represented to the Audit Committee that Medtronic's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors.

        The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The independent auditors provided to the Audit Committee the written disclosures and letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The

Audit Committee considered the compatibility of non-audit services with the auditors' independence and discussed with the auditors their independence.

        Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic's Annual Report on Form 10-K for fiscal 2002 and the appointment of PricewaterhouseCoopers LLP as Medtronic's independent auditors for fiscal 2003.

AUDIT COMMITTEE:

Paul W. Chellgren, Chair	Denise M. O'Leary
Michael R. Bonsignore	Jack W. Schuler
Bernadine P. Healy, M.D.

PROPOSAL 2 — APPROVAL OF SELECTION OF AUDITORS

        The Board of Directors, upon recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for Medtronic for the fiscal year ending April 25, 2003. Although not required, the Board of Directors wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders' approval at the Annual Meeting. If the shareholders do not give this approval, the Board will reconsider its selection.

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Medtronic's annual financial statements for the fiscal year ended April 26, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP.

Audit fees (excluding audit-related services):	$1,273,000
Financial information systems design and implementation:	$0
All other fees:
Audit-related services(1)		$1,585,000
Tax advisory services(2)		$1,279,000
Other non-audit services(3)		$797,000

Total all other fees	$3,661,000

(1)
Audit-related services consisted principally of assistance with matters related to audits of employee benefits plans, statutory audits, review of registration statements, issuance of debentures and assisting internal audit.

(2)
Tax advisory services were provided principally for assistance with transfer pricing and tax compliance

(3)
Other non-audit services consist primarily of consulting services for patient-related information systems and project management. The Audit Committee determined that these services were compatible with the auditors' independence. In light of the current financial markets environment, in June 2002, the Audit Committee required that, in the future, Medtronic will engage PricewaterhouseCoopers LLP for audit, audit-related and tax advisory services only. The limited number of "other non-audit" services projects currently underway with PricewaterhouseCoopers LLP will be handled by them through completion.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS APPOINTMENT.

OTHER INFORMATION

Expenses of Solicitation

        Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

        Medtronic has retained ChaseMellon Shareholder Services, L.L.C., a firm that provides professional proxy soliciting services, to aid in the solicitation of proxies for a fee of $10,000 plus reimbursement for certain out-of-pocket expenses.

Shareholder Proposals and Director Nominations

        In order for a shareholder proposal to be considered for inclusion in Medtronic's proxy statement for the 2003 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic's offices no later than March 24, 2003. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

        Medtronic's articles of incorporation provide that a shareholder may present a proposal from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic's offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Similarly, Medtronic's articles of incorporation provide that a shareholder may make a nomination for director, provided that the nomination is received by Medtronic within the time period specified in the preceding two sentences. Any such proposal or nomination must provide the information required by Medtronic's articles of incorporation and comply with any applicable laws and regulations.

        All submissions to, or requests from, the Corporate Secretary should be made to Medtronic's principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432.

Other

        Medtronic's 2002 Annual Report, including financial statements, is being sent to shareholders of record as of July 5, 2002, together with this Proxy Statement.

        MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 26, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

        The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

David J. Scott Secretary MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Appendix A

MEDTRONIC, INC.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
(As amended through June 27, 2002)

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (1) the integrity of the financial reporting of the Company, (2) the independence and performance of the Company's external and internal auditors and (3) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall consist of at least three members of the Board who satisfy the membership requirements under the rules of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment. The Chairman of the Audit Committee shall have accounting or related financial management expertise.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise or inform the Committee. The Committee may also meet with investment bankers and financial analysts. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

On behalf of the Board, the Audit Committee shall:

1.
Review the annual audited financial statements with management and the independent auditor, including significant issues and judgments regarding accounting and auditing principles and practices including the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements, and the adequacy of internal controls that could significantly affect the Company's financial statements. This also includes an analysis of the effect of alternative GAAP methods on the Company's financial statements and any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

2.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

3.
Meet periodically with management to review the Company's major financial and business risk exposures and the steps management has taken to monitor and control such exposures.

4.
Advise the Board in selecting, evaluating or replacing the independent auditor. The independent auditor is ultimately accountable to the Board and the Audit Committee. The Committee shall review the fees of the independent auditor for audit and non-audit services, and review the Company's policies on retention of the independent auditor for non-audit services and fee arrangements as well as hiring employees of the independent auditor.

5.
Receive and discuss with the independent auditor the auditor's periodic reports regarding its independence and, if the Audit Committee so determines, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

6.
Meet with the independent auditor prior to the audit to review the scope and planning of the audit.

7.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

8.
Review with the independent auditor any issues the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. This review

A-1

  should include, among other things, issues encountered in the course of audit work, including restrictions on the scope of activities or access to required information and changes required in the planned scope of the internal audit.

9.
Obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth procedures to be followed in the audit of financial statements.

10.
Have Audit Committee chair review with management and the independent auditor the Company's quarterly financial statements prior to filing the Form 10-Q, including the results of the independent auditor's review of them.

11.
Review the appointment and replacement of the director of the internal audit department.

12.
Review significant adverse audit findings made by the internal audit department and management's responses.

13.
Review candidates for the positions of chief financial officer and controller of the Company.

14.
Provide the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15.
Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

16.
Review with the Company's General Counsel and independent auditor (1) legal matters that may have a material impact on the financial statements, (2) accounting or compliance policies, and (3) any material reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company's financial statements and accounting or compliance policies.

17.
Meet with the chief financial officer, the controller, the director of the internal audit department and the independent auditor in separate executive sessions at least annually, and more frequently as requested by the Audit Committee.

18.
Report its activities to the Board regularly and recommend action when appropriate.

19.
Review this Charter annually and recommend any changes to the Board for approval.

The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is also not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Conduct.

A-2

710 MEDTRONIC PARKWAY MINNEAPOLIS, MN 55432-5604
If you cannot attend the Meeting, you may vote your shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described below.

 VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

 VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MDTRNP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.

Vote On Directors
		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1.	To elect four Class I directors for three-year terms.
	01) Shirley Ann Jackson, Ph.D., 02) Denise M. O'Leary, 03) Jean-Pierre Rosso, 04) Jack W. Schuler	☐	☐	☐

Vote On Proposals		For	Against	Abstain
2.	To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.	☐	☐	☐
3.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.	☐	☐	☐
NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.
*HOUSEHOLDING ELECTION (HH)
Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.
To change your election in the future, call 1-800-542-1061.
	For	Against
*HOUSEHOLDING ELECTION (HH)	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This Proxy is Solicited by the Board of Directors of
 MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 29, 2002

The undersigned hereby appoints Arthur D. Collins, Jr. and David J. Scott, or either of them, as proxies to represent the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 29, 2002 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 5, 2002.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

(To be Signed on Reverse Side)

710 MEDTRONIC PARKWAY MINNEAPOLIS, MN 55432-5604
If you cannot attend the Meeting, you may vote your shares over the Internet or by telephone, or by completing and promptly returning the enclosed proxy card in the envelope provided. Internet and telephone voting procedures are described below.

 VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

 VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MDTRNN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEDTRONIC, INC.

Vote On Directors
		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1.	To elect four Class I directors for three-year terms.
	01) Shirley Ann Jackson, Ph.D., 02) Denise M. O'Leary, 03) Jean-Pierre Rosso, 04) Jack W. Schuler	☐	☐	☐

Vote On Proposals		For	Against	Abstain
2.	To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.	☐	☐	☐
3.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.	☐	☐	☐
NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

This Proxy is Solicited by the Board of Directors of
 MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
August 29, 2002

The undersigned hereby appoints Arthur D. Collins, Jr. and David J. Scott, or either of them, as proxies to represent the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 29, 2002 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 5, 2002.

THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

(To be Signed on Reverse Side)

QuickLinks

VOTING METHODS
MEDTRONIC, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE MEETING AND VOTING
PROPOSAL 1 — ELECTION OF DIRECTORS
SHARE OWNERSHIP INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON FISCAL 2002 EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
Comparison of Five-Year Cumulative Total Return Among Medtronic, S&P 500 Index and S&P 500 Health Care Equipment Index
EXECUTIVE COMPENSATION
Summary Compensation Table
Long-Term Incentive Plans — Awards In Last Fiscal Year(1)
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 — APPROVAL OF SELECTION OF AUDITORS
OTHER INFORMATION
Appendix A
  Appendix A
MEDTRONIC, INC. BOARD OF DIRECTORS AUDIT COMMITTEE CHARTER (As amended through June 27, 2002)